                                                                    Exhibit 99.1


                     APOGEE TECHNOLOGY, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                                                 Pro Forma           September 30,
                                                      September 30,             Adjustments              2002
                                                          2002                   (Note 1)             As Adjusted
                                                      -------------             -----------          -------------
ASSETS

Current assets
  Cash and cash equivalents                           $    636,574                $800,004           $  1,436,578
  Accounts receivable, net                               1,735,644                                      1,735,644
  Inventories                                              151,828                      --                151,828
  Prepaid expenses                                          39,030                      --                 39,030
                                                      ------------                --------           ------------
    Total current assets                                 2,563,076                 800,004              3,363,080
                                                      ------------                --------           ------------

Property and  equipment, net                               133,519                      --                133,519
Digital amplifier patents, net                              85,957                      --                 85,957
                                                      ------------                --------           ------------
    Total Assets                                      $  2,782,552                $800,004           $  3,582,556
                                                      ============                ========           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued expenses                    947,453                      --                947,453
  Current maturities of capital lease obligations           20,673                      --                 20,673
                                                      ------------                --------           ------------
    Total current liabilities                              968,126                      --                968,126

Capitalized lease obligations--net of
  current maturities                                         4,920                      --                  4,920
                                                      ------------                --------           ------------
    Total liabilities                                      973,046                      --                973,046
                                                      ------------                --------           ------------

Stockholders' equity
  Common stock, $.01 par value;
    20,000,000 shares authorized, 5,375,588 at
    December 4, 2002                                        52,322                   1,433                 53,755
  Additional paid-in capital                            12,826,306                 798,571             13,624,877
  Accumulated deficit                                  (11,069,122)                     --            (11,069,122)
                                                      ------------                --------           ------------
    Total stockholders' equity                           1,809,506                 800,004              2,609,510
                                                      ------------                --------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $  2,782,552                $800,004           $  3,582,556
                                                      ============                ========           ============


NOTE 1.  PROFORMA ADJUSTMENTS

         The Company entered into certain transactions subsequent to September 30, 2002 which had a significant effect on shareholders' equity. These transactions are reflected on the accompanying balance sheet as proforma adjustments to the September 30, 2002 account balances. Following are descriptions of the transactions:

         (1) On November 6, 2002, the Company completed a Private Placement of $500,000 consisting of 83,333 shares of common stock at $6.00 per share.

         (2) On December 4, 2002, the Company completed a Private Placement of $300,000 consisting of 60,000 shares of common stock at $5.00 per share.